SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        DATE OF REPORT: November 26, 2002
                        (Date of earliest event reported)




                           HIRSCH INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

                           COMMISSION FILE NO. 0-23434

                               Delaware 11-2230715
                (State of incorporation) (IRS Employer I.D. No.)



                200 Wireless Boulevard, Hauppauge, New York 11788
                    (Address of principal executive offices)



                                 (631) 436-7100
              (Registrant's telephone number, including area code)





                              ITEM 5. OTHER EVENTS.

On November 26, 2002, the Company satisfied all of its obligations and exited its Revolving Credit and Security Agreement Facility with PNC Bank and replaced it with a Loan and Security Agreement (the "Agreement") with Congress Financial Corporation for a period of three years from the date of the Agreement. The Agreement provides for a facility of $12 million for Hirsch and all subsidiaries. Advances made pursuant to the Agreement may be used by the Company and its subsidiaries for working capital loans, letters of credit and deferred payment letters of credit and bear interest as defined in the Agreement. The terms of the agreement require the Company to maintain certain financial covenants.





                                  EXHIBIT INDEX




Exhibit                                                           Manner
Number                       Description                          Filed

10.1       Loan and Security Agreement by and between             Filed herewith
          Hirsch International Corp. ("Hirsch") and
          Congress Financial Corporation dated November
          26, 2002 (the "Agreement") (Exhibits and schedules to the Agreement have been omitted;
          Hirsch agrees to furnish to the Commission, upon request, a copy of these exhibits and schedules).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HIRSCH INTERNATIONAL CORP.


Dated December 06, 2002           By: /s/ Beverly Eichel
                                    --------------------
                                    Beverly Eichel
                                    Vice President-Finance,
                                    Chief Financial Officer
                                    and Secretary